As filed with the Securities and Exchange Commission on January 14, 2005
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARRAH’S ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	One Harrah’s Court Las Vegas, Nevada 89119	62-1411755
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

HORSESHOE GAMING HOLDING CORP. 401(k) PLAN

(Full Title of the Plan)

Stephen H. Brammell
Senior Vice President,
General Counsel and
Corporate Secretary
Harrah’s Entertainment, Inc.
One Harrah’s Court
Las Vegas, NV 89119
(702) 407-6000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.10 par value	100,000	(2)	$6,357,000	$749.00

(1)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Horseshoe Gaming Holding Corp. 401(k) Plan described herein.

(2)           Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares registered hereunder (the average ($63.57) of the high ($64.13) and low ($63.00) prices for the common stock of Harrah’s Entertainment, Inc. quoted on the New York Stock Exchange on January 12, 2005).

I.                                    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended, (the “Securities Act”). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

II.                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Harrah’s Entertainment, Inc. (the “Company”), are incorporated as of their respective dates in this Registration Statement by reference:

A.    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 5, 2004 (except for Part II, Items 6, 7 and 8, and Part IV, Item 15(a)(2), which have been updated in the Company’s Current Report on Form 8-K filed with the Commission on December 17, 2004);

B.    The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004, and September 30, 2004, filed with the Commission on May 7, 2004, August 9, 2004, and November 8, 2004; and

C.    The Company’s Current Reports on Form 8-K, filed with the Commission on January 23, 2004, February 4, 2004, April 30, 2004, May 21, 2004, June 22, 2004, June 23, 2004, July 15, 2004, July 16, 2004 (as amended by the Form 8-K/A filed with the Commission on September 2, 2004), August 30, 2004, September 27, 2004, two filings on October 20, 2004, and two filings on December 17, 2004.

All documents filed by the Company or the Horseshoe Gaming Holding Corp. 401(k) Plan (the “Plan”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.  A report on Form 8-K furnished to the Commission shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

No original issuance securities are being offered under the Plan, and therefore no opinion as to the legality of the securities being offered is given in this registration statement.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware empowers a Delaware corporation to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit, or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The General Corporation Law of Delaware also provides that a Delaware corporation may purchase insurance on behalf of any such director, officer, employee or agent.

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Article Tenth of the Company’s Certificate of Incorporation provides for indemnification of its officers and directors to the full extent permitted by the Delaware General Corporation Law.

The Company has entered into Indemnification Agreements with its directors, executive officers and certain other officers. Generally, the Indemnification Agreements provide that the Company will indemnify such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect to such expenses, judgments, fines, penalties or amounts paid in settlement) of any Claim by reason of (or arising in part out of) an Indemnifiable Event. “Claim” is defined as any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether conducted by the Company or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other. “Indemnifiable Event” is defined as any event or occurrence related to the fact that indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving at the Company’s request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the indemnitee in any such capacity. Notwithstanding the foregoing, (i) the Company’s obligation to indemnify the indemnitee shall be subject to the condition that the reviewing party shall not have determined (in a written opinion, in any case in which special, independent counsel is involved) that the indemnitee would not be permitted to be indemnified under applicable law and (ii) the Company’s obligation to make an expense advance shall be subject to the condition that, if, when and to the extent that the reviewing party determines that the indemnitee would not be permitted to be so indemnified under applicable law, the Company will be entitled to be reimbursed by the indemnitee (who has agreed to reimburse the Company for any amounts theretofore paid; provided, that if the indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the indemnitee should be indemnified under applicable law, any determination made by the reviewing party that the indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the indemnitee shall not be required to reimburse the Company for any expense advance until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed).

The Company carries insurance policies which cover its individual directors and officers for legal liability and which would pay on the Company’s behalf for expenses of indemnifying directors and officers in accordance with the Company’s Certificate of Incorporation.

Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director’s liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company’s Certificate of Incorporation eliminates the liability of each of the Company’s directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1	Horseshoe Gaming Holding Corp. 401(k) Plan, dated April 1, 2000.

4.2	First Amendment to the Horseshoe Gaming Holding Corp. 401(k) Plan, dated January 2, 2001.

4.3	Second Amendment to the Horseshoe Gaming Holding Corp. 401(k) Plan, dated August 9, 2002.

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4.4	Third Amendment to the Horseshoe Gaming Holding Corp. 401(k) Plan, dated December 19, 2001.

4.5	Fourth Amendment to the Horseshoe Gaming Holding Corp. 401(k) Plan, dated December 31, 2004.

5.1	Internal Revenue Service Determination letter, dated February 19, 2002.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24	Power of Attorney. (Incorporated by reference in the signature page to the registration statement).

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada on this 13th day of January 2005.

Harrah’s Entertainment, Inc.

By:	/s/ Stephen H. Brammell
Stephen H. Brammell
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Gary W. Loveman and Stephen H. Brammell and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary W. Loveman	Chairman, President and Chief Executive Officer	January 13, 2005
(Gary W. Loveman)	(Principal Executive Officer)

/s/ Charles L. Atwood	Senior Vice President and Chief Financial Officer	January 13, 2005
(Charles L. Atwood)	(Principal Financial Officer)

/s/ Anthony D. McDuffie	Vice President, Controller and Chief Accounting Officer	January 13, 2005
(Anthony D. McDuffie)	(Principal Accounting Officer)

/s/ Barbara T. Alexander	Director	January 13, 2005
(Barbara T. Alexander)

/s/ Frank J. Biondi, Jr.	Director	January 13, 2005
(Frank J. Biondi, Jr.)

/s/ Joe M. Henson	Director	January 13, 2005
(Joe M. Henson)

/s/ Ralph Horn	Director	January 13, 2005
(Ralph Horn)

/s/ R. Brad Martin	Director	January 13, 2005
(R. Brad Martin)

/s/ Gary G. Michael	Director
(Gary G. Michael)

/s/ Robert G. Miller	Director	January 13, 2005
(Robert G. Miller)

/s/ Boake A. Sells	Director	January 13, 2005
(Boake A. Sells)

/s/ Christopher J. Williams	Director	January 13, 2005
(Christopher J. Williams)

Pursuant to the requirements of the Securities Act of 1933, as amended, the members of the administrative committee have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada, on January 13, 2005.

HORSESHOE GAMING HOLDING CORP. 401(k) PLAN

By:	/s/ Jeffrey Shovlin
Name: Jeffrey Shovlin
Title: Chairman, HET Administrative Committee

INDEX TO EXHIBITS

Exhibit

4.1	Horseshoe Gaming Holding Corp. 401(k) Plan, dated April 1, 2000.

4.2	First Amendment to the Horseshoe Gaming Holding Corp. 401(k) Plan, dated January 2, 2001.

4.3	Second Amendment to the Horseshoe Gaming Holding Corp. 401(k) Plan, dated August 9, 2002.

4.4	Third Amendment to the Horseshoe Gaming Holding Corp. 401(k) Plan, dated December 19, 2001.

4.5	Fourth Amendment to the Horseshoe Gaming Holding Corp. 401(k) Plan, dated December 31, 2004.

5.1	Internal Revenue Service Determination letter, dated February 19, 2002.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24	Power of Attorney. (Incorporated by reference in the signature page to the registration statement).